Exhibit 99.1

Hyliion Holdings Corp.
Ryann Malone
press@hyliion.com
(833) 495-4466

Sharon Merrill Associates, Inc.
Nicholas Manganaro
hyln@investorrelations.com
(617) 542-5300

HYLIION HOLDINGS REPORTS FIRST-QUARTER 2022 FINANCIAL RESULTS

AUSTIN, Texas –May 9, 2022– Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, today reported its first-quarter 2022 financial results.

Key Business Highlights

•Order backlog increases to 170 Hypertruck ERX™ production slots backed by deposits, plus nearly 2,000 units in reservations to date
•Hypertruck ERX expected to qualify for full credit within the Advanced Clean Fleet legislation, CARB’s new mandate for fleets
•On track with Hypertruck ERX development timeline as the initial design verification units are complete; start of production expected late 2023
•Generated $0.3 million in revenue from Hybrid sales, 70% increase from prior quarter
•Closes quarter with $527 million on balance sheet
•Reiterates full-year 2022 revenue expectations of between $2.0 million and $3.0 million; full-year operating expenses between $135 million to $145 million

Executive Commentary

“The trucking industry is increasingly recognizing Hyliion’s potential to revolutionize the market for Class 8 semi-trucks,” said Thomas Healy, Hyliion’s Founder and Chief Executive Officer. “To date, we have received orders for 170 Hypertruck ERX production slots backed by deposits. At the same time, we reached critical development milestones on schedule for the Hypertruck ERX.

“The recent expansion of our sales force has paid immediate dividends and we are progressing quickly with our commercialization plans to take advantage of the positive feedback we continue to receive from customers at our ongoing Ride and Drive events. 2022 should be a critical year for Hyliion’s product development as we advance our technology solutions to address the transportation sector’s environmental impact.”

Hypertruck ERX Orders and Reservations Update

In the first quarter, the Company secured orders for production slots backed by deposits from multiple fleets, bringing the total number of orders to 170 units for the Hypertruck ERX. These orders are expected to ship between late 2023 and the first quarter of 2024. The Company also

Exhibit 99.1
has received reservations totaling nearly 2,000 units to date. These orders and reservations remain subject to the finalization of commercial terms.

The Company announced in the first quarter that GreenPath Logistics ordered 50 Hypertruck ERX units backed by deposits to secure production slots after their Ride and Drive experience at Hyliion HQ. The Dallas-based, full-service private fleet - which uses only vehicles powered by alternative fuels - will begin initial controlled fleet trials for the Hypertruck ERX in their operations later this year. GreenPath Logistics moves freight for notable customers such as Amazon, UPS, and the United States Postal Service.

Also, in the first quarter Mone Transport converted 20 of their 40 reservations to orders for production slots after their Ride and Drive experience. Based in Laredo, Texas, Mone is a door-to-door service provider and an early adopter of green technology, with Hyliion Hybrid solution already incorporated into its operations.

Hypertruck ERX Government Credits

In the first quarter, the California Air Resource Board (CARB) released draft language for their Advanced Clean Fleet (ACF) mandate. This initiative puts requirements on the fleets regarding credits that must be obtained by adopting clean vehicles. Under the current draft language of the ACF Rule, the Hypertruck ERX will qualify for a full credit for each vehicle the fleet adopts.

As previously noted, the Hypertruck ERX will also qualify for 75% of a ZEV credit under the Advanced Clean Truck (ACT) CARB mandate. This initiative puts requirements on the vehicle OEMs with regards to the ratio of clean vehicles they manufacture compared to diesel trucks. The Company will continue to work with state and federal government agencies through the legislative process to demonstrate the benefits of the Hypertruck ERX both for its customers and the environment.

Hypertruck ERX Development

In the first quarter, the Company completed the first of its design verification vehicle builds. Hyliion remains on schedule with its previously communicated timeline to complete design verification and initial controlled fleet trials for the Hypertruck ERX by the second half of this year. This will then be followed by final regulatory approvals that will keep the Company on track to start production by late 2023. Hyliion continues to work closely with its suppliers to secure delivery of components necessary to reach its development and commercial milestones.

The use case of the Hypertruck ERX is focused on bringing electrification to linehaul applications of up to 1,000 miles between refueling stops. Hyliion’s multi-phase development program includes design verification and product validation testing, including summer and winter seasons, and the accumulation of up to one million test miles prior to starting production.

Hybrid Update

In the first quarter, Hyliion continued to deliver, install, and recognize revenue on its Hybrid powertrain systems. Due to persistent global shortages of various components, the Company continues to experience longer delivery times, which has continued to impact delivery timing.

Exhibit 99.1
Financial Highlights and Operating Expense Guidance

In the first quarter, the Company recorded $0.3 million in revenue which represents a 70% increase from the prior quarter. The Company’s first-quarter operating expenses totaled $25.6 million, driven primarily by R&D. Hyliion ended the quarter with over $527 million capital available on its balance sheet, which is sufficient to fund its current commercialization plans for the Hybrid and Hypertruck ERX powertrains. This includes $227 million in cash and cash equivalents, short-term investments of $134 million, and long-term investments of $166 million.

For the full-year 2022, Hyliion continues to expect revenue in the range of $2 million to $3 million from Hybrid sales, with operating expenses in the range of $135 million to $145 million, driven primarily by an increase in research and development costs to support commercialization of the Hypertruck ERX.

Upcoming Events

The Hyliion team is participating in the 2022 Advanced Clean Transportation Expo, May 10 – 12, in Long Beach, California. The Expo is the world’s largest advanced transportation technology and clean fleet event. Hyliion-powered trucks will be on display and available for ride-along demonstrations. The Company will also attend the World Economic Forum, May 22 – 26, in Davos, Switzerland.

First Quarter 2022 Conference Call

Hyliion will host a conference call and accompanying webcast at 11:00 a.m. EST / 10:00 a.m. CST on Tuesday, May 10, 2022, to discuss its financials, business results, and outlook. The live webcast of the call, as well as an archived replay following, will be available online on the Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the links below:

Conference Call Online Registration: https://conferencingportals.com/event/vjUOPPlo%20

Webcast: https://investors.hyliion.com/events-and-presentations/default.aspx

First-quarter 2022 financial results for Hyliion Holdings Corp. will also be filed with the SEC on Form 10-Q.

About Hyliion

Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 semi-trucks by being a leading provider of electrified powertrain solutions. Hyliion offers fleets efficient and practical systems to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that can be installed on most major Class 8 semi-trucks, and leverages advanced software algorithms and data analytics to improve overall efficiencies. Hyliion’s goal is to transform the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exhibit 99.1
Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; our ability to disrupt the powertrain market; the effects of our dynamic and proprietary solutions on commercial truck customers; the ability to accelerate the commercialization of the Hypertruck ERX; our ability to meet 2022 and future product milestones; the impact of COVID-19 on long-term objectives; the ability of our solutions to reduce carbon intensity and greenhouse gas emissions, and the other risks and uncertainties described under the heading “Risk Factors” in our other SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022 for the year ended December 31, 2021. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenues
Product sales and other	$340	$—
Total revenues	340	—
Cost of revenues
Product sales and other	2,099	—
Total cost of revenues	2,099	—
Gross loss	(1,759)	—
Operating expenses
Research and development	(15,808)	(9,332)
Selling, general and administrative	(9,824)	(7,399)
Total operating expenses	(25,632)	(16,731)
Loss from operations	(27,391)	(16,731)
Interest income	285	169
Loss on disposal of assets	(2)	—
Net loss	$(27,108)	$(16,562)

Net loss per share, basic and diluted	$(0.16)	$(0.10)

Weighted-average shares outstanding, basic and diluted	173,584,573	170,249,708

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$227,107	$258,445
Accounts receivable	765	70
Inventory	186	114
Prepaid expenses and other current assets	8,865	9,068
Short-term investments	134,160	118,787
Total current assets	371,083	386,484

Property and equipment, net	2,478	2,235
Operating lease right-of-use assets	7,411	7,734
Intangible assets, net	211	235
Other assets	1,682	1,535
Long-term investments	165,958	180,217
Total assets	$548,823	$578,440

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,258	$7,455
Current portion of operating lease liabilities	190	21
Accrued expenses and other current liabilities	7,860	7,759
Total current liabilities	11,308	15,235

Operating lease liabilities, net of current portion	8,222	8,623
Other liabilities	1,015	667
Total liabilities	20,545	24,525

Commitments and contingencies (Note 8)

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 173,805,134 and 173,468,979 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	17	17
Additional paid-in capital	376,266	374,795
Retained earnings	151,995	179,103
Total stockholders’ equity	528,278	553,915
Total liabilities and stockholders’ equity	$548,823	$578,440

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(27,108)	$(16,562)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	270	203
Amortization and accretion of investments	578	—
Noncash lease expense	303	222
Inventory write-down	1,325	—
Loss on disposal of assets	2	—
Share-based compensation	1,563	1,510
Changes in operating assets and liabilities:
Accounts receivable	(695)	12
Inventory	(1,397)	—
Prepaid expenses and other assets	98	817
Accounts payable	(4,249)	132
Accrued expenses and other liabilities	219	3,091
Operating lease liabilities	(212)	(182)
Net cash used in operating activities	(29,303)	(10,757)

Cash flows from investing activities
Purchase of property and equipment	(209)	(358)
Purchase of investments	(59,234)	(219,460)
Proceeds from sale and maturity of investments	57,500	160,001
Net cash used in investing activities	(1,943)	(59,817)

Cash flows from financing activities
Proceeds from exercise of stock warrants, net of issuance costs	—	16,257
Payments for Paycheck Protection Program loan	—	(908)
Proceeds from exercise of common stock options	28	287
Taxes paid related to net share settlement of equity awards	(120)	—
Repayments on finance lease obligations	—	(49)
Net cash (used in) provided by financing activities	(92)	15,587

Net decrease in cash and cash equivalents and restricted cash	(31,338)	(54,987)
Cash and cash equivalents and restricted cash, beginning of period	259,110	389,705
Cash and cash equivalents and restricted cash, end of period	$227,772	$334,718

Supplemental disclosure of noncash investing information:
Acquisitions of property and equipment included in accounts payable and other	$282	$—